Exhibit 10.105

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated effective as of December 8, 2005, by and between VCampus Corporation, a Delaware corporation (the “Company”), and each of the purchasers set forth on Schedule A attached hereto (each individually, a “Purchaser” and collectively, the “Purchasers”).

W I T N E S S E T H :

WHEREAS, Company and each Purchaser have entered into a Subscription  Agreement dated on or about the date hereof (the “Purchase Agreement”), pursuant to which the Company has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Company shares of Series A-1 Preferred Stock of the Company (the “Shares”) and Warrants exercisable for common stock of the Company (the “Warrants”); and

WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and to purchase the Shares and Warrants, the Company has agreed to provide registration rights with respect thereto;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.                                       Definitions.  Unless otherwise defined herein, terms used herein shall have the meaning ascribed to them in the Purchase Agreement, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Warrant Shares” shall mean shares of common stock issued upon exercise of the Warrants.

“Holder” shall mean (i) each Purchaser, and (ii) any other Person holding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

“Majority Holders” shall mean the Holders of a majority of the Registrable Securities.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Piggy-back Registration” shall have the meaning ascribed to it in Section 3.

“Registrable Securities” shall mean the shares of common stock issuable pursuant to the Purchase Agreement, including the Warrant Shares, the shares of common stock issuable upon conversion of the Series A-1 Preferred Stock and shares of common stock which the Purchasers hereafter obtains the right to acquire pursuant to any dividend, distribution, stock split or similar transaction or rights to the extent that all of the holders of the common stock received shares of common stock; provided, however, that the aforementioned shares shall only be treated as Registrable Securities if and for so long as they have not been sold to or through a broker or underwriter in a public distribution, or only until the date on which all of the Registrable Securities can be disposed of in any three month period pursuant to Rule 144 (or any similar or analogous rule under the Securities Act of 1933).

“Registration Statement” shall mean a registration statement filed by the Company with the U.S. Securities and Exchange Commission for a public offering and sale of securities of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively).

“Warrants” shall mean the warrants to purchase shares of the Company’s common stock issued to the Purchasers on the date hereof.

2.                                       Mandatory Registration / Penalties for Delayed Effectiveness.  Within 90 days from the date hereof, the Company shall file a Registration Statement covering the resale of the Registrable Securities (such number of Registrable Securities to be based on the Conversion price after giving effect to the Price Reset) and shall thereafter use its best efforts to effect the registration under the Securities Act of the Registrable Securities for sale within 90 days after such filing, all to the extent required to permit the disposition of the Registrable Securities so registered for a period of up to two years.  In addition, if the number of Registrable Securities increases as a result of an adjustment to the Conversion Price, then the Company shall be required to file an additional Registration Statement covering such additional shares (the “Additional Registrable Securities”) within 15 days of such increase and shall thereafter use its best efforts to effect the registration within 90 days after such filing.  If (A) the Registration Statement covering Registrable Securities is not filed within 90 days following the Closing Date (the “Filing Date”) or is not declared effective by the SEC within 180 days following the Closing Date, or within 90 days of filing in the case of Additional Registrable Securities (the “Registration Date”), or (B) except as may be provided in Section 7(a) below for an allowed Suspension Period, after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) but except as excused pursuant to 7(a) below, then the Company will pay to the Purchaser, as liquidated damages and not as a penalty, cash in the amount of one percent (1%) of the purchase price paid by the Purchaser for the Shares for each 30 day calendar period during which any of the events described in (A) or (B) above occurs and is continuing (the “Blackout Period”).  Each such issuance shall be made within five (5) days of the end of each month of the Blackout Period until the termination of the Blackout Period.  The Blackout Period shall terminate upon the effectiveness of the applicable Registration Statement in the case of (A) and (B) above.

3.                                       Piggy-back Registration.  If the Company at any time proposes to file a registration statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities (a “Piggy-back Registration Statement”), it will give written notice to all Holders at least 15 days before the initial filing with the SEC of such Piggy-back Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company.  The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within 5 Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested.  Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares.  In connection with any registration subject to this Section 3, which is to be effected in a firm commitment underwriting, Company will not be required to include Registrable Securities in such underwriting unless the Holder of such Registrable Securities accepts the terms and conditions of the underwriting agreement which is agreed upon between Company and the managing underwriter selected by Company, so long as such underwriting agreement conforms to industry standards and practices and the obligations and liabilities imposed on the Holders under such agreement are customary for the stockholders selling securities in an underwritten offering.  If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company would materially and adversely affect the distribution of such securities by Company, then all selling security holders with piggy-back registration rights shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.  Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company. The Company shall have the right to terminate or withdraw any Registration Statement initiated under this Section 3 prior to the effectiveness of such Registration Statement whether or not the Holders have elected to include Registrable Securities in such Registration Statement.

4.                                       Registration Procedures. If the Company is required by the provisions of Section 2 or 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

(a)                                  prepare and file with the SEC a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed two years (or, with respect to any underwritten offering, such shorter period as the underwriters need to complete the distribution of the registered offering or, with respect to a shelf Registration Statement on a form under the Securities Act relating to the offer and sale of Registrable Securities from time to time in accordance with Rule 415, such longer period as may be required to dispose of the Registrable Securities covered by such Registration Statement);

(b)                                 prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of two years;

(c)                                  furnish, to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(d)                                 use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e)                                  enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(f)                                    otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration

Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)                                 give written notice to Holders:

(i)                                     when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii)                               of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by Company or its legal counsel of any notification with respect to the suspension of the qualification of the common stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(h)                                 use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(i)                                     furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(j)                                     subject to continued effectiveness of the Registration Statement or availability of an exemption from registration, to cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request; and

(k)                                  upon the occurrence of any event contemplated by Section 4(g)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 4(g)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of such Registration Statement provided for above shall each be extended by the number of days from and including the date of the giving of such notice to Holders shall have received such amended or supplemented prospectus pursuant to this Section 4(k).

It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

5.                                       Expenses.  All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Company, except that:

(a)                                  all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus required to be filed pursuant to Section 3 which is filed more than one year after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

(b)                                 Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

6.                                       Indemnification and Contribution.

(a)                                  In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder’s directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or (in the case of any underwritten offering) so furnished for such purposes by any underwriter.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

(b)                                 Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.  Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(c)                                  If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.                                       Certain Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement:

(a)                                  Company shall have the right to delay the filing or effectiveness of, or by written notice require the Holders to cease sales of Registrable Securities pursuant to, a Registration Statement required pursuant to this Agreement during one or more periods aggregating not more than 30 days in any twelve-month period (such period or periods, the “Suspension Period”) in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed, (ii) in the judgment of Company’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company, or (iii) the Registration Statement can no longer be used under the Securities Act; provided that the period of effectiveness of the Registration Statement shall be extended by the length of any such Suspension Period;

(b)                                 If Company suspends the Registration Statement or requires the Holders to cease sales of the common stock pursuant to paragraph (a) above, Company shall, as promptly as practicable following the termination of the circumstances which entitled Company to do so, take such action as may be necessary to reinstate the effectiveness of the Registration Statement and/or give written notice to all Holders authorizing them to resume sales pursuant to the Registration Statement.  If, as a result thereof, the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, Company shall enclose such revised prospectus with a notice to Holders given pursuant to this paragraph (b), and the Shareholders shall make no offers or sales of shares pursuant to such Registration Statement other than by means of such revised prospectus.

8.                                       Miscellaneous.

(a)                                  Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given without the written consent of the Majority Holders and the Company.

(b)                                 Notice Generally.  Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

(i)                                     If to any Holder, at its last known address appearing on the books of Company maintained for such purpose.

(ii)                                  If to Company, at

VCampus Corporation

Suite 200

1850 Centennial Park Drive

Reston, VA 20191

Attention:  Chief Financial Officer

Telecopy Number:  (703) 654-7311

with a copy to

Maupin Taylor, P.A

3200 Beechleaf Court

Suite 500

Raleigh, NC  27604

Attn:  Kevin A. Prakke, Esq.

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail.

(c)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred.

(d)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(e)                                  Governing Law; Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

(f)                                    Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)                                 Entire Agreement.  This Agreement, together with the Purchase Agreement, the Series A-1 Certificate of Designations and Warrants, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY:	VCAMPUS CORPORATION

By:
Name: Christopher Nelson
Title: Chief Financial Officer

PURCHASERS:

By:

Name:

Title:

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE A

Schedule of Purchasers